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                                                                  Exhibit 23.1
                                                                  ------------

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of EarthLink, Inc. for the registration of 12,512,332 shares of EarthLink, Inc.'s common stock and to the incorporation by reference therein of our report dated January 29, 2001, with respect to the consolidated financial statements of EarthLink, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                                   /s/ Ernst & Young LLP


Atlanta, GA
April 23, 2001